     As filed with the Securities and Exchange Commission on March 3, 1998.
                                                    Registration No. 333-______
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------
                         CONCENTRA MANAGED CARE, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                         04-336315
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                  ----------
                               312 UNION WHARF
                         BOSTON, MASSACHUSETTS  02109
                                (617) 367-2163

 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  ----------
                               DONALD J. LARSON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CONCENTRA MANAGED CARE, INC.
                               312 UNION WHARF
                         BOSTON, MASSACHUSETTS  02109
                                (617) 367-2163

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  ----------
                                  COPY TO:
                              RICHARD A. PARR II
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         CONCENTRA MANAGED CARE, INC.
                  5080 SPECTRUM DRIVE, SUITE 400, WEST TOWER
                             DALLAS, TEXAS  75248
                                (972) 364-8000
                                  ----------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                                  ----------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                  ----------

                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                             PROPOSED    PROPOSED
                                             MAXIMUM      MAXIMUM
                                 AMOUNT      OFFERING    AGGREGATE   AMOUNT OF
   TITLE OF EACH CLASS OF        TO BE        PRICE       OFFERING  REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED  PER SHARE(1)   PRICE(1)      FEE
-------------------------------------------------------------------------------
Common Stock, $.01 par value
per share . . . . . . . . . .   4,082,897     $32.25    $131,673,429   $38,844
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low sale prices reported on the Nasdaq National Market for the Registrant's Common Stock on February 24, 1998.

                             ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED MARCH 3, 1998



PROSPECTUS




                          CONCENTRA MANAGED CARE, INC.

                        4,082,897 SHARES OF COMMON STOCK



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ----------



     This Prospectus relates to the offering from time to time by certain stockholders of the Company or any donee, transferree, assignee or other successor in interest of any such stockholder identified under "Selling Stockholders" (collectively, the "Selling Stockholders") of up to an aggregate of 4,082,897 shares of common stock, par value $.01 per share ("Common Stock"), of Concentra Managed Care, Inc., a Delaware corporation ("Concentra" or the "Company"). The shares of Common Stock offered hereby (the "Offered Securities") were privately offered by the Company in connection with the acquisition of all of the outstanding capital stock of Preferred Payment Systems, Inc. ("PPS") that occurred on February 24, 1998 as a result of the merger of a direct wholly-owned subsidiary of Concentra with and into PPS (the "PPS Transaction"). The total consideration paid was approximately $257 million, consisting of 7,100,690 shares of Common Stock and $14.7 million in cash. Pursuant to the Registration Rights Agreement dated February 24, 1998, by and among the Company and each of the Selling Stockholders (the "PPS Registration Rights Agreement"), the Company agreed to register 4,082,897 shares of the total number of shares issued to the Selling Stockholders in the PPS Transaction. See "Selling Stockholders" and "Plan of Distribution" for information relating to the Selling Stockholders and this offering.

     The Offered Securities may be sold from time to time pursuant to this Prospectus by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Offered Securities is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company. None of the Offered Securities have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     The Common Stock is traded on the Nasdaq National Market under the symbol "CCMC." On February 27, 1998, the last reported sale price of the Common Stock on The Nasdaq National Market was $34 5/16 per share.

                                  ----------

                 The date of this Prospectus is March __, 1998

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained without charge from the web site that the Commission maintains at http:\\www.sec.gov. These reports, proxy statements and other information also may be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by that reference.

                              ----------------------

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. The Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     3. The Company's Current Reports on Form 8-K filed on September 11, 1997, October 1, 1997, October 14, 1997, November 7, 1997, January 23, 1998,
          February 2, 1998, February 18, 1998 and March 2, 1998; and

     4. The description of the Company's capital stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 000-22751) filed with the Commission on June 25, 1997, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to Concentra Managed Care, Inc., 5080 Spectrum Drive, Suite 400, West Tower, Dallas, Texas 75248,
Attention: Richard A. Parr II, Executive Vice President and General Counsel, telephone (972) 364-8000.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Concentra is a comprehensive outsourcing solution for cost containment and health management in group healthcare, property and casualty, and occupational medicine. Concentra offers prospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. The Company has 123 field case management offices, with approximately 1,350 field case managers who provide medical management and return to work services in 49 states, the District of Columbia and Canada. The Company also has 83 service locations that offer specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 255 physicians located in 142 centers in 37 markets in 20 states.

     The Company's executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109, and its telephone number at that address is (617) 367-2163.

                                  RISK FACTORS

     IN EVALUATING AN INVESTMENT IN SHARES OF COMMON STOCK OF THE COMPANY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, AMONG OTHER THINGS, THE RISK FACTORS SET FORTH IN "RISK FACTORS AND CERTAIN CONSIDERATIONS" CONTAINED IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS DATED AUGUST 1, 1997, WHICH CONSTITUTES A PART OF THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-27105), TOGETHER WITH ALL AMENDMENTS THERETO, THAT THE COMPANY INITIALLY FILED WITH THE COMMISSION ON MAY 14, 1997.

                           FORWARD LOOKING STATEMENTS

     Statements contained in this Prospectus (including certain of the documents incorporated by reference herein) that are not based on historical facts are forward-looking statements subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, the availability of appropriate acquisition and joint venture candidates, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, results of financing efforts, and other risks described in this Prospectus (including certain of the documents incorporated by reference herein).

                              SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders and
(i) the number of shares of Common Stock owned by the Selling Stockholders as of the effective date of the Registration Statement of which this Prospectus forms a part, (ii) the maximum number of shares of Common Stock which may be offered for the account of the Selling Stockholders under this Prospectus, and (iii) the amount and percentage of Common Stock to be owned by the Selling Stockholders after the completion of this offering assuming the sale of all the Common Stock which may be offered hereunder. Each of the Selling Stockholders named below was formerly a stockholder of PPS or a donee, transferree, assignee or other successor in interest of any such Selling Stockholder, and acquired the shares of the Company's Common Stock offered hereby as a result of the PPS Transaction. Except as set forth below, no Selling Stockholder has had any position, office or other material relationship with the Company or any of its predecessors within the past three years. In addition, certain of the Selling Stockholders are venture capital funds or partnerships which may, in the future, distribute their shares to their shareholders, members partners or limited partners and those shares may later be sold by those shareholders, members partners or limited partners.

                                                                                AMOUNT AND
                                                            MAXIMUM            PERCENTAGE OF
                                                           NUMBER OF           COMMON STOCK
                                          SHARES OWNED       SHARES       OWNED AFTER THE OFFERING
                                            PRIOR TO      WHICH MAY BE    ------------------------
       SELLING STOCKHOLDERS                 OFFERING     SOLD HEREUNDER     AMOUNT     PERCENTAGE
----------------------------------------- ------------   --------------   ----------  ------------
Advent VII, L.P.(1)                         1,601,081      1,280,865        320,216        *
Advent Atlantic and Pacific III L.P.(1)       927,111        741,689        185,422        *
Advent New York L.P.(1)                       160,053        128,043         32,011        *
TA Venture Investors Limited
  Partnership(1)                               33,752         27,002          6,750        *
Donna Ambrosino                                     0          3,501              0        *
Thomas Bartlett                                     0         11,323              0        *
Sonny Bloom                                         0         25,789              0        *
Joan Bottigliero                                    0          1,750              0        *
Chad Charles                                        0          1,370              0        *
Craig W. Cunningham                                 0         84,279              0        *
James T. Doody                                      0        260,427              0        *
Donald A. Gieser                                    0          3,501              0        *
Don P. Greenberg                                    0        510,631              0        *
Trust for Daniel Greenberg                          0         19,650              0        *
Trust for David Greenberg                           0         19,650              0        *
Trust for Robert Greenberg                          0         19,650              0        *
Trust for Amy Greenberg                             0         19,650              0        *
Mary Jane Labelle                                   0          3,349              0        *
Zan Larsen                                          0          3,501              0        *
Patricia Loid                                       0          2,054              0        *
Daniel Marion                                       0         13,395              0        *
Brian Masters                                       0          2,131              0        *
Steven E. Nelson                                    0        571,808              0        *
Thomas Nolte                                        0          2,131              0        *
Kimberly Pritchett                                  0          3,501              0        *
Janet Rancati                                       0          3,501              0        *
Byron W. Smith                                      0        260,427              0        *
Timothy C. Smith                                    0         53,762              0        *
William Zaun                                        0          4,567              0        *
                                          ------------   --------------   ----------  ------------
                                Total:      2,721,997      4,082,897        554,399        *

-------------------------
* Less than 1%

(1) Advent VII L.P., Advent Atlantic and Pacific III, L.P., Advent New York L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships. The general partner of Advent VII, L.P. is TA Associates VII, L.P. The general partner of Advent Atlantic and Pacific III, L.P. is TA Associates AAP III Partners. The general partner of Advent New York L.P. is TA Associates VI L.P. The general partner of each of TA Associates VII, L.P., TA Associates AAP III Partners and TA Associates VI L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. comprise the general partners of TA Ventrue Investors Limited
    Partnership. Richard Tadler, a managing director of TA Associates, Inc., and Jonathan Goldstein, a principal of TA Associates, Inc., served as directors of PPS prior to the consummation of the PPS Transaction.

                                 PLAN OF DISTRIBUTION

     The Offered Securities were issued to the Selling Stockholders in connection with the PPS Transaction. Pursuant to the PPS Registration Rights Agreement, the Company agreed to register 4,082,897 shares of the total number of shares issued to the Selling Stockholders in the PPS Transaction. The Registration Statement of which this Prospectus forms a part has been filed pursuant to the PPS Registration Rights Agreement.

     The Offered Securities may be sold from time to time directly by the Selling Stockholders; provided, however, that certain Selling Stockholders who were formerly affiliates of PPS (as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended of the Commission) have agreed with the Company that they will not sell or dispose of any shares of Common Stock that they own until the first date on which the Company publicly releases financial statements that include at least thirty days of post-merger combined operating results of the Company and PPS; provided, however, that they may sell up to 10% of their Common Stock during such period so long as the aggregate of such sales do not exceed 1% of the Company's total outstanding shares of Common Stock. The Offered Securities may also be sold by the Selling Stockholders in (a) ordinary brokerage transactions and in transactions in which brokers solicit purchasers, (b) sales to a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this Prospectus or (c) in a combination of such methods of sale, at market prices and other terms prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Securities may be sold on any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise. In addition, certain of the Selling Stockholders are venture capital funds or partnerships which may, in the future, distribute their shares to their sharesholders, members partners or limited partners. Those shares may be later sold by those shareholders, members partners or limited partners. At the time a particular offer of any of the Offered Securities is made by the Selling Stockholders, to the extent required pursuant to the Securities Act, a supplement to this Prospectus will be distributed which describes the method of sale in greater detail. In addition, any Offered Securities which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     In connection with the distributions of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares of Common Stock registered hereunder in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of Common Stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus.

     Brokers, dealers and agents who participate in the sale of the Offered Securities may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Offered Securities for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Offered Securities might be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Offered Securities and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Pursuant to the provisions of the PPS Registration Rights Agreement, the Selling Stockholders have agreed to pay their costs and expenses of selling the shares of Common Stock offered hereunder, including commissions and discounts of underwriters, brokers, dealers or agents, and the Company has agreed to pay the costs and expenses incident to its registration and qualification of the Common Stock offered hereby, including registration and filing fees. In addition the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.
The Company will not receive any of the proceeds from the sale of any of the Offered Securities by the Selling Stockholders.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                              USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.

                               LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Richard A. Parr II, Executive Vice President and General Counsel of the Company.

                                  EXPERTS

     The consolidated financial statements of OccuSystems, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firms as experts in auditing and accounting.

     The consolidated financial statements of CRA Managed Care, Inc. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  ----------

                               TABLE OF CONTENTS

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Incorporation of Certain Information by Reference. . . . . . . . . . . . . . .3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . .4
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               4,082,897 SHARES

                         CONCENTRA MANAGED CARE, INC.


                                 COMMON STOCK









                               --------------

                                 PROSPECTUS

                               --------------
















                                MARCH __, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses payable by the registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby are as follows.

     SEC Registration Fee . . . . . . . . . . . . . . . . . . .  $38,844
     Nasdaq National Market System Filing Fee . . . . . . . . .   17,500
     Legal Fees and Expenses  . . . . . . . . . . . . . . . . .    2,500
     Accounting Fees and Expenses . . . . . . . . . . . . . . .    5,000
     Fees and Expenses of Transfer Agent  . . . . . . . . . . .    3,500
     Miscellaneous Expenses . . . . . . . . . . . . . . . . . .      656
                                                                 -------
               Total  . . . . . . . . . . . . . . . . . . . . .  $68,000
                                                                 -------
                                                                 -------

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Twelfth of the Amended and Restated Certificate of Incorporation of the registrant provides that the registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The preceding discussion of the registrant's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The registrant has entered into indemnity agreements with the registrant's directors and officers. Pursuant to such agreements, the registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant or assumed certain responsibilities at the direction of the registrant.

ITEM 16.   EXHIBITS

Exhibit No.                          Description
-----------                          -----------
  5.1           Opinion of Richard A. Parr II.

 23.1           Consent of Arthur Andersen LLP.

 23.2           Consent of Richard A. Parr II (included in Exhibit 5.1).

 24.1           Power of Attorney (contained on signature pages hereto).

ITEM 17.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the _____ day of _____________, 1998.

                                   CONCENTRA MANAGED CARE, INC.

                                   By:  /s/ Richard A. Parr II
                                       ---------------------------------------
                                        Richard A. Parr II
                                        Executive Vice President, General
                                        Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of Richard A. Parr II and James M. Greenwood, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.



        Signature                       Capacity                       Date
        ---------                       --------                       ----
/s/ Donald J. Larson           Chairman of the Board and                     , 1998
--------------------------      Chief Executive Officer          ------------
    Donald J. Larson         (Principal Executive Officer)


/s/ Joseph F. Pesce          Executive Vice President, Chief                 , 1998
--------------------------   Financial Officer and Treasurer     ------------
    Joseph F. Pesce            (Principal Financial and
                                  Accounting Officer)


/s/ Daniel J. Thomas        President, Chief Operating Officer               , 1998
--------------------------           and Director                ------------
    Daniel J. Thomas


/s/ John K. Carlyle                    Director                              , 1998
--------------------------                                       ------------
    John K. Carlyle


/s/ George H. Conrades                 Director                              , 1998
--------------------------                                       ------------
    George H. Conrades


/s/ Robert W. O'Leary                  Director                              , 1998
--------------------------                                       ------------
    Robert W. O'Leary


/s/ Robert A. Ortenzio                 Director                              , 1998
--------------------------                                       ------------
    Robert A. Ortenzio


/s/ Paul B. Queally                    Director                              , 1998
----------------------------                                     ------------
    Paul B. Queally


/s/ Mitchell T. Rabkin, M.D.           Director                              , 1998
----------------------------                                     ------------
    Mitchell T. Rabkin, M.D.


/s/ Lois E. Silverman                  Director                              , 1998
--------------------------                                       ------------
    Lois E. Silverman

                              INDEX TO EXHIBITS

                                                                             Sequential
                                                                               Number
Exhibit No.                 Description of Exhibit                              Page
-----------                 ----------------------                           ----------
 5.1             Opinion of Richard A. Parr II.

23.1             Consent of Arthur Andersen LLP.

23.2             Consent of Richard A. Parr II (included in Exhibit 5.1).

24.1             Power of Attorney (contained on signature pages hereto).